UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2004

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Units 8-10
Whitby, Ontario, Canada L1N 9T3
(Address of principal executive offices)

Registrant's telephone number, including area code:  (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Form 8-K Amendment No. 1 is to include financial statements of businesses acquired and Pro-Forma Financial Information related to the transaction described on item 2.01 and to correct certain inaccuracies in the Form 8-K filed with the Securities and Exchange Commission on October 6, 2004 (the “Original 8-K”).  The Original 8-K indicated that the financial statements and pro-forma financial information would be filed by amendment.

ITEM 1.01

Entry into a Material Definitive Agreement

On September 29, 2004, the Registrant and A.C. Technical Acquisition Corp., an Ontario corporation owned by the Registrant and Brent Swanick (“Acquireco”), entered into a Stock Purchase Agreement with The Burns Trust,  and The Navaratnam Trust and AC Technical Systems Ltd., an Ontario corporation (“AC Technical” or “ACT”) (the “September 29 Stock Purchase Agreement”). See Item 2.01 below.

On September 30, 2004, the Registrant entered into a Common Stock Purchase Agreement with Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan, Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. (the “September 30 Stock Purchase Agreement”). See Item 2.01 below.

On September 30, 2004, the Registrant entered into a series of agreements with Laurus Master Fund, Ltd. (“Laurus”) whereby we issued to Laurus  (i) a secured convertible term note (the “Note”) in the amount of $4.5 million, (ii) a maximum revolving credit facility of $3M, (iii) related options to purchase up to 499,999 shares of common stock of the Registrant at a price of $0.02 per share (the “Option”), and (iv) a seven year warrant to purchase up to 750,000 shares of common stock of the Registrant at a price of $3.45 per share (the “Warrant”).  The loan is secured by all of the assets of the Registrant and its subsidiaries, Acquireco and AC Technical.

The principal amount of the Note bears interest at the prime rate plus two percent with a minimum rate of six percent.  The minimum monthly payment on the Note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Registrant or a combination thereof, dependant upon the occurrence of certain criteria.  Laurus has the option to convert the entire principal amount of the Note, together with interest thereon into shares of the Registrant's common stock at a conversion price of $3 per share, provided that such conversion does not result in Laurus beneficially owning more than 4.99% of our outstanding shares of common stock.  We have agreed to register all of the shares that are issuable upon conversion of the Note or exercise of the Option or the Warrant.

We have granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after closing.

ITEM 2.01

Completion of Acquisition

On September 30, 2004, pursuant to the September 29 Stock Purchase Agreement, Acquireco, acquired all of the issued and outstanding shares of AC Technical from The Burns Trust and the Navaratnam Trust for consideration consisting of promissory notes in the aggregate amount of $3,300,000 (the “Acquisition”).

On September 30, 2004, pursuant to the September 30 Stock Purchase Agreement, Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. purchased 9,500,000 shares of common stock of the Registrant from Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan for consideration of $300,000 in cash (the “Sale” and together with the Acquisition, the “Transaction”).

Other than in respect of the Transaction, including the changes in executive officers and directors described in Item 5.02 below, there is no material relationship between Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc., on one hand, and the Registrant, on the other.

ITEM 3.03

Material Modifications to Rights of Security Holders

On September 27, 2004, the shareholders of the Registrant voted to amend the Registrant's Articles of Incorporation to eliminate the preemptive rights of holders of the Registrant's common stock.  The result of this amendment is that the shareholders of the Registrant no longer have the right to purchase additional shares of common stock from the Registrant on a pro-rata basis in the event that the Registrant determines to issue additional common stock.  The amendment to the Articles of Incorporation was filed with the Arizona Corporation Commission on September 30, 2004.

ITEM 5.01

Changes in Control of Registrant

As a result of the Transaction described in Item 2.01 above, a change of control of the Registrant occurred.  In connection with the Transaction, shares representing an aggregate of 95% of the outstanding stock of the Registrant were sold by Miller Capital Corporation and Tudor Investments LTD Profit Sharing Plan to Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc.  The purchasers used their personal funds to acquire such shares.

ITEM 5.02

Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Transaction described in Item 2.01 above, on September 30, 2004, all the Directors of the Registrant, Rudy R. Miller and Ronald E. Warnicke, resigned as did Rudy R. Miller, as President, Ronald E. Warnicke, as Vice President and Secretary, and  Mary A. Nance, as Treasurer.

On September 30, 2004, the following persons were appointed officers of the Registrant:

Sayan Navaratnam-Chairman and Chief Executive Officer:  Mr. Navaratnam graduated from University of Toronto with a Double Specialist degree in Economics and Political Science. He has seven years of experience in technology development and integration specific to the security industry. He also has three years of experience in telecommunications with Bell Canada. He was the CEO of Satellite Communications Inc., and its research arm Satellite Advanced Technologies, during 1997-2000. Mr. Navaratnam was responsible for coordinating and financing research and development projects and played a key role in strategic partnerships, mergers, and licensing technologies. Mr. Navaratnam was the Chief Operating Officer in

ASPRO Technologies Ltd. from 2000-2003.  He was instrumental in IP development to suit market trends; he also proposed and implemented a strategic marketing campaign to license and distribute a new line of “wavelet” products from ASPRO.  Mr. Navaratnam joined AC Technical as CEO in 2003.  He has in-depth knowledge of key vertical markets and technology demands of security integration. He has served as a member of advisory committees for technology related schools and companies and was a key member of the Alliance of Exporters and Manufacturers of Ontario. Mr. Navaratnam was also a member of Innovator's Alliance of Ontario and was recognized as one of the best executives in Canada in 1999-2000. Mr. Navaratnam and AC Technical were also recently recognized with an award for one of the Top 100 fastest growing companies in Canada, over the past five years, by Profit 100. Mr. Navaratnam has also worked with a number of investment banking firms to raise financing and has been involved in advisory roles with private equity funds as well as investment banking firms and public companies.

Dominic Burns-President:  Mr. Burns was the founder of the predecessor of AC Technical in 1991. He completed his Electrical Apprenticeship program at one of the premier firms in Northern Ireland. He graduated from Belfast College of Technology with honors in City and Guilds Electrical Theory and Regulations. Mr. Burns also holds a diploma in radio and navigation systems. He has an extensive understanding of quality controls in the avionics industry and has been a pioneer in transferring some of the high standards and controls set in the avionics industry to the security integration market. He has been the President of AC Technical since its inception.  He has been primarily responsible for expanding the firm's presence in Canada. Mr. Burns has also designed a number of internal technical and marketing programs to expand AC Technical's sales and technical capabilities. Mr. Burns has over 20 years of experience in the security integration industry.

Heung Hung Lee-Secretary:  Ms. Lee joined AC Technical in 2004 and she has more than 10 years experience in international public accounting primarily with the world's largest international accounting firms.  She has advanced knowledge in financial statements disclosure and audit issues and has extensive international business experience in countries such as the United States, Hong Kong SAR and the Peoples' Republic of China. She was employed at international public accounting firm from 1999 to 2004.  Ms. Lee holds a Bachelor of Business degree from Monash University in Australia. She is a Chartered Accountant in Canada and qualified CPA in Australia.

On September 30, 2004, Sayan Navaratnam and Dominic Burns were elected directors of the Registrant.

ITEM 8.01

Other Events

Following the Transaction, the business and operations of AC Technical represent substantially all of the business and operations of the Registrant.  For purposes of this Item 8.01, the terms “the Company”, “we”, “us” and similar expressions refer to the Registrant and ACT collectively except where the context indicates that the reference is to the Registrant or ACT individually.

Our Business

Overview:

We are a leading integrator of professional security and surveillance products and technologies within the integrated security solutions market. Systems integrators design, install and customize several independent systems, such as intrusion and fire protection, access management and video surveillance to create an “integrated” system based on the requirements of the customer.  We believe we are one of the leading technology integrators within the security and surveillance market in Canada and we have been named one of the Top 100 fastest growing companies in Canada over the past five years by Profit 100. Currently, we employ more than 60 people and own a 10,000 square foot building in Canada. Since the tragedies of Sept 11, 2001, the awareness and the need for security systems have increased tremendously. Many of the institutional budgets have expanded and governments have set stringent requirements for superior security equipment to be installed. The creation of the Homeland Security initiative in the US has had a global effect whereby more funds are being used to improve and install new security solutions. We currently provide technology based security solutions to four key vertical market segments:  Government, Healthcare, Education, and Retail. We also provide security solutions to various other segments of the security and surveillance market. Our clients in Canada include:

Ministry of Finance
Ministry of Health
Ministry of Community and Social Services
Air Canada Centre
Loblaws
Various School Boards
Queens Park Complex
BMW

As the industry continues to dramatically increase in size, we believe we are poised to become a leading player in the market space.

We are a single source provider of technology-based security solutions for medium and large commercial and governmental facilities in Canada and the US. Through our technology integration team of experienced engineers we integrate various security related products to provide a single source solution to our growing customer base. Our design, engineering and integration facilities are located in Ontario, Canada.

We currently provide a customer with six core competencies:

Consulting, audit, review, and planning
Engineering and design
Customization, software development, interfacing
System integration, installation, project management,
System training, technical support, maintenance
Ongoing maintenance, preventative maintenance and service, upgrades

We are one of a very few companies that are currently capable of performing all six functions efficiently. We are able to provide our customers with such competencies due to our experience, technological sophistication, engineering and design infrastructure, strong list of references, service and integration infrastructure, and our proprietary integration technologies.

We have our own engineering and service department with experienced employees. This aspect of the Company is a competitive advantage and allows us to provide solutions to customers rather than one component of a project.

We have excellent relationships with all our suppliers. We currently are supplied products by   American Dynamics, Pelco, Sony, GE, Lenel, Silent Witness, Dedicated Micros and many other leading brands. We are continuously working with engineers of our suppliers to provide superior integrated products and solutions to our customers. The Company has integrated technologies from its suppliers to provide solutions for large multimillion dollar projects including:  Ministry of Finance, Queens Park Complex, and Finch Court House.

We have been very aggressive in our efforts to market to vertical markets across the country. Over the past four years, we have increased our revenues from $3.5 million CAD to $13.1 million CAD (from 2000 to 2003). During the course of this growth we have increased revenues from our government sector while diversifying our markets to include the retail and commercial sector. We are currently the security solutions provider for many large corporations and facilities including:  Loblaws, Sobeys, Air Canada Centre, Sears, Nofrills, Zehrs, and Dominion of Canada.

Risk Factors:

Competition

The security industry is highly competitive.  The Company competes with a number of large international firms which have more extensive resources than the Company does. In addition, these competitors may have greater brand recognition, proprietary technologies and superior purchasing power as well as other competitive advantages.

Risks associated with budget constraints and cut back of customer spending:

The Company is dependent on large institutional and commercial customers and their budgets. If there are cut backs in budgets by its customers it will adversely impact the revenues of the Company.

Risks associated with construction schedules:

The Company has contracted to provide security systems to a number of new buildings and delays in construction of these buildings could potentially delay revenues being realized.

Supplier Product Failures:

The Company does not currently manufacture its own products and it must purchase products from others. It could adversely impact the Company's relationships with its customers if there are delays in receiving products from suppliers or if there are defects in these products.

Contracts with Government Agencies:

Contracts with government agencies account for some of our revenues.  Many of these contracts are subject to annual review and renewal by the agencies and may be terminated at any time or on short notice.  Each government contract is only valid if the agency appropriates enough funds for such contracts.  Accordingly, we might fail to derive any revenue from sales to government agencies under a contract in any given future period.  In addition, if government agencies fail to renew or terminate any of these contracts, it would adversely affect our business and results of operations.

Key Personnel Losses:

Competition for highly qualified technical personnel is intense and we may not be successful in attracting and retaining the necessary personnel, which would limit the rate at which we can develop products and generate sales. In particular, the departure of any of our senior management members or other key personnel could harm our business.

Intellectual Property Risks:

Our intellectual property might not be protectable.  Despite our precautions, it may be possible for unauthorized third parties to copy our products or obtain and use information that we regard as proprietary to create products that compete against ours.  If we fail to protect and preserve our intellectual property, we may lose an important competitive advantage.  In addition, we may from time to time be served with claims from third parties asserting that our products or technologies infringe their intellectual property rights. If, as a result of any claims, we were precluded from using technologies or intellectual property rights, licenses to the disputed third-party technology or intellectual property rights might not be available on reasonable commercial terms, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation, either as plaintiff or defendant, could result in significant expense and divert the efforts of our technical and management personnel from productive tasks, whether or not the litigation is resolved in our favor.  A successful claim against us, coupled with our failure to develop or license a substitute technology, could cause our business, financial condition and results of operations to be adversely affected.

Product Liability Claims:

Any product liability claim brought against us, even if unsuccessful would likely be time-consuming and costly, and potential liabilities could exceed our available insurance coverage.

Control of the Company:

In connection with the Transaction, Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc. acquired 95% of our outstanding common stock and, accordingly, if they act together, have the power to control all matters requiring stockholder approval.

Management.  In addition to the persons described in Item 5.02 above, the following persons are officers of ACT:

Randy Martin:  V.P. of Operations

Randy Martin joined ACT in 2002 as a senior Project Manager and currently holds the position of V.P. of Operations. Mr. Martin oversees the daily operations of service, installation, integration, and engineering. He had previously been employed by Satellite Communications, Inc. from 1986 - 2002, where he held various senior management positions.  Mr. Martin has over 25 years of experience in the security integration business.

Hajro Çini:  Controller

Hajro Çini is responsible for ACT's finances, including the cash flow, accounting and operations functions. Mr. Çini joined ACT in 2003 and brings more than 10 years of experience in the financial industry, as well as international financial experience specifically in the manufacturing industry. Mr. Çini holds a Bachelor of Arts from an international university and a Master of Arts in Economics from University of Toronto.

Andrew Berenyi:  V.P. of Technology

Andrew Berenyi joined ACT in 2004 and currently serves as the V.P. of Technology.  He received his BApSc degree from the University of Toronto in Electrical Engineering (Biomedical option) in 1997 and has extensive experience in the security industry.  From 1997 to 1999 he was employed at Satellite Communications Inc.  His duties ranged from integration of security systems to software testing and development.  From 2000 to 2003 he was a software developer and team leader at ASPRO Technologies Ltd., a Toronto area company producing DVR cards and systems for government, financial, and private industry sectors.

Gaetano DiGiorgio:  Senior Account Manager

Gaetano DiGiorgio is the Senior Account Manager with ACT. He is responsible for a wide range of customers consisting of large national retail organizations, government, entertainment facilities and commercial properties. Mr.Gaetano joined ACT in 1992 and has been involved in all aspects of the business over this time period. His education consists of numerous electronic and electrical programs and he is a member of the Canadian Sales Professional organization.  Mr. Gaetano has over 12 years of experience in the industry.

ITEM 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired and (b) Financial Statements after the transaction.

INDEX TO FINANCIAL STATEMENTS

A.C. Technical Systems Ltd.
Financial Statements
For the year ended December 31, 2003 and 2002

Independent Auditors' Report

F-2

Balance Sheets

F-3

Statements of Shareholders' Equity and Other Comprehensive Income

F-4

Statements of Operations

F-5

Statements of Cash Flows

F-6

Summary of Significant Accounting Policies

F-7

Notes to Financial Statements

F-12

Creative Vistas, Inc.
Condensed Financial Statements
For the nine months ended September 30, 2004 and 2003

Condensed Consolidated Balance Sheet (Unaudited)

F-19

Statement of Shareholders' Equity

F-20

Condensed Consolidated Statement of Operations (Unaudited)

F-21

Condensed Consolidated Statement of Cash Flows (Unaudited)

F-22

Summary of Significant Accounting Policies (Unaudited)

F-23

Notes to Condensed Financial Statements (Unaudited)

F-24

Independent Auditors' Report

To the Directors of
A.C. Technical Systems Ltd.

We have audited the balance sheets of A.C. Technical Systems Ltd. as at December 31, 2003 and 2002 and the related statements of shareholders' equity and other comprehensive income, operations and cash flows for each of the two years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years then ended in accordance with United States generally accepted accounting principles.

(signed) BDO Dunwoody LLP

Chartered Accountants

Toronto,
Ontario

September 3, 2004 except for Note 13 relating to the change in control, as to which the date is November 22, 2004.

A.C. Technical Systems Ltd.
Balance Sheet

	December 31
	2003	2002
Assets
Current
Accounts receivable, net of allowance for doubtful accounts of $105,671 (2002 – 135,131 )	$ 2,113,027	$ 1,420,036
Material and supplies	714,758	487,234
Prepaid expenses	22,845	4,357
Due from related parties (Note 1)	3,514	4,075
Deferred income taxes (Note 9)	20,517	22,801
	2,874,661	1,938,503
Property and equipment (Note 2)	811,780	678,255
Customer list (Note 3)	11,570	12,687
Deferred income taxes	1,196	8,661
	$ 3,699,207	$ 2,638,106
Liabilities and Shareholders' Equity
Current
Bank indebtedness (Note 4)	$ 633,749	$ 205,662
Accounts payable and accrued liabilities	1,957,789	1,641,924
Bonus payable	–	48,016
Deferred revenue	101,059	173,817
Income taxes payable	40,011	32,934
Mortgage loan (Note 5)	236,953	210,920
Due to related parties (Note 6)	117,757	11,355
	3,087,318	2,324,628
Due to related parties (Note 6)	129,568	61,429
	$ 3,216,886	$ 2,386,057
Shareholders' equity
Share capital (Note 7)
Authorized
Unlimited number of no par value common shares
Issued
2 Common shares (2002 – 200 Common shares)	2	63
Retained earnings	482,319	251,986
	482,321	252,049
	$ 3,699,207	$ 2,638,106

The accompanying notes are an integral part of these financial statements.

A.C. Technical Systems Ltd.
Statement of Shareholders' Equity and Other Comprehensive Income

	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2001	$ 133,357	$ 4,363	$ 137,720
Comprehensive income
Net income	113,266		113,266
Translation adjustment		1,000	1,000

Total comprehensive income			11,266

Balance, December 31, 2002	246,623	5,363	251,986
Comprehensive income
Net income	162,757		162,757
Translation adjustment		67,576	67,576

Total comprehensive income			230,333
	-	-	-
Balance, December 31, 2003	$ 409,380	$ 72,939	$ 482,319

A.C. Technical Systems Ltd.
Statement of Operations

	For the year ended December 31
	2003	2002

Sales
Contract	$ 8,372,470	$ 7,383,348
Service	878,874	462,491
	9,251,344	7,845,839

Cost of sales
Contract	5,328,814	4,711,522
Service	472,894	326,093

	5,801,708	5,037,615

Gross margin	3,449,636	2,808,224

Operating expenses
Project	1,337,895	928,305
Selling	906,776	837,888
General and administrative	951,567	821,312

	3,196,238	2,587,505

Income from operations	253,398	220,719
Interest on mortgage	16,591	17,665
Interest on shareholder loan	8,277	–
Loss on disposal of property and equipment	–	740
Income before income taxes	228,530	202,314
Income taxes	65,773	89,048

Net income	$ 162,757	$ 113,266

A.C. Technical Systems Ltd.
Statement of Cash Flows

	For the year ended December 31
	2003	2002
Cash provided by (used in)
Operating activities
Net income	$ 162,757	$ 113,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Amortization	3,568	3,184
Depreciation	51,520	29,530
Deferred income taxes	22,120	22,161
Loss on disposal of property and equipment	–	740
Changes in non cash working capital balances
Accounts receivable	(357,480)	(523,441)
Materials and supplies	(113,174)	(165,111)
Prepaid expenses	(16,233)	2,993
Deferred income taxes	(6,817)	(53,743)
Accounts payable and accrued liabilities	(35,718)	970,178
Bonus payable	(54,009)	48,200
Income taxes payable	(31)	(14,338)
Deferred revenue	(102,023)	(147,569)
	(445,520)	286,050

Investing activities
Due from related parties	1,333	(1,486)
Purchase of property and equipment	(39,584)	(668,074)
Proceeds of disposal of property and equipment	–	39,075
Purchase of customer list	–	(15,920)
	(38,251)	(646,405)

Financing activities
Increase in bank indebtedness	354,950	162,314
Due to related parties	146,932	(13,691)
Loan advances	–	254,719
Repayment of mortgage principal	(18,042)	(42,987)
Redemption of common shares	(71)	–
Issuance of common shares	2	–
	483,771	360,355

Net change in cash and cash equivalents	–	–
Cash and cash equivalents, beginning of year	–	–
Cash and cash equivalents, end of year	$ –	$ –

Supplemental Cash Flow Information
Cash paid for interest	$ 63,409	$ 90,126
Cash paid for income taxes	$ 7,135	$ 42,772

The accompanying notes are an integral part of the statements.

A.C. Technical Systems Ltd.
Summary of Significant Accounting Policies

Nature of Business

A.C. Technical Systems Ltd. (“AC Technical” or the “Company”) is incorporated under the laws of Ontario and is engaged in the engineering, design, installation, integration and servicing of various types of security systems. The Company operates under the trade name of AC Technical Systems.

Cash and Cash Equivalents

The Company considers all cash and highly liquid investments purchased with an initial maturity of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company extends credit to its customers based upon a written credit policy.  Accounts receivable are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is the Company's best estimate for the amount of probable credit losses in the Company's existing accounts receivable.  The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information.  Receivable balances are reviewed on an aged basis and account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Investment Tax Credits

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized.  Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the statement of operations as a reduction of expenses.  Tax credits earned with respect to capital expenditures are applied to reduce the cost of the related capital assets.

Research and Development Expenditures

Research and development costs (other than capital expenditures) are expensed as incurred.  Expenditures are reduced by any related investment tax credits.

Materials and Supplies

Materials and supplies are stated at the lower of cost and market value.  Cost is generally determined on the first-in, first-out basis.

Property and Equipment

Property and equipment is stated at original cost.  Expenditures for improvements that significantly add to productive capacity or extend the useful life of an asset are capitalized.

Expenditures for maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful life as follows:

Industrial condominium	-	4% declining balance basis
Equipment	-	20% declining balance basis
Furniture and fixtures	-	20% declining balance basis
Computer equipment	-	30% declining balance basis

Customer List

Customer list represents value placed on an acquired customer list and is recorded at cost less accumulated amortization.  Amortization is provided on a straight-line basis over 5 years.

Long-Lived Assets

The Company reviews its long-lived assets for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed.  To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment.  If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value.

Revenue Recognition

The Company derives revenue from long-term contracts which require performance over a time span which may extend beyond one or more accounting periods.  For long-term contracts, revenue is recognized on the percentage of completion basis.  For contracts of shorter duration, revenue is recorded when products are shipped, services are performed or billings rendered, which approximate actual performance.  Deferred revenue arises on installation and maintenance contracts whereby installation revenue is recognized based on the percentage of completion basis and maintenance is recognized over the term of the contracts.

Financial Instruments

The Company's financial instruments consist of amounts with short-term maturities and due to related parties.

Credit Risk

The Company's financial assets that are exposed to credit risk consist primarily of cash and equivalents and accounts receivable.  Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers serviced by the Company and their generally short payment terms.

Fair Value

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and long-term notes payable approximate their fair value as of December 31, 2002 and 2003.

Foreign Currency Translation

The Company maintains its accounts in Canadian dollars.  The financial statements have been translated into United States dollars in accordance with SFAS. No. 52, Foreign Currency Translation.  All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date.  Statement of operations amounts have been translated using the average exchange rate for the year.  The gains and losses resulting from the changes in exchange rates from year to year have been reported separately as a component of comprehensive income.

Income Taxes

The Company accounts for income taxes using the asset and liability approach in accordance with SFAS No. 109, Accounting for Income Taxes.  The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.  A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The provision for income taxes consists of an amount for the taxes currently payable and a provision for the tax consequences deferred to future periods.

Comprehensive Income

Comprehensive income equals net income plus other comprehensive income. Other comprehensive income refers to foreign currency translation adjustments which are reflected in the retained earnings but excluded from net income.

Accounting Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities.  The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements.  Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”).  SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  The Company has evaluated the effects of the SFAS 143 and has determined that for operating facilities for which the Company owns the underlying real property, the Company has no contractual or legal obligation to remediate such real property if the Company were to abandon, sell or otherwise dispose of these facilities.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections (“SFAS 145”).  Among other provisions, SFAS 145 rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect.  As a result, the criteria in APB Opinion 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, which requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations, will now be applied.  The Company adopted this standard effective January 1, 2003, the earliest effective date applicable.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation— Transition and Disclosure, an Amendment to FASB Statement 123 (“SFAS 148”).  This Statement amends SFAS No. 123, Accounting for Stock Based Compensation (“SFAS 123”), to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation.  In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements.  The Company has adopted the disclosure provision required by SFAS 148; it does not expect to voluntarily adopt the fair value based method of accounting for its employee option-based compensation plan.

FASB Interpretation (“FIN”) No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”), was issued in November 2002 and clarifies disclosure and recognition/measurement requirements related to certain guarantees.  The disclosure requirements are effective for financial statements issued after December 15, 2002 and the recognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002.  The application of the requirements of FIN 45 did not have any impact on the Company's financial position or results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.  In December 2003, the FASB revised Interpretation No. 46, which clarifies the application of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements (“ARB 51”).  As per ARB 51, a general rule for preparation of consolidated financial statements of a parent and its subsidiary is ownership by the parent, either directly or indirectly, of over fifty percent of the outstanding voting shares of a subsidiary.  However, application of the majority voting interest requirement of ARB 51 to certain types of entities may not identify the party with a controlling financial interest because the controlling financial interest may be achieved through arrangements that do not involve a voting interest.  FIN 46 clarifies applicability of ARB 51 to entities in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support.  FIN 46 requires an entity to consolidate a variable interest entity even though the entity does not, either directly or indirectly, own over fifty percent of the outstanding voting shares.  FIN 46 is applicable for financial statements issued for reporting periods that end after March 15, 2004.  The Company does not have any relationship with variable interest entities that would require consolidation under FIN 46.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”).  SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, in which case this statement shall be effective for fiscal periods beginning after December 15, 2003.

For purposes of SFAS 150, the Company meets the definition of a non-public entity.  The adoption of SFAS 150 did not any impact on the Company's financial statements.

A.C. Technical Systems Ltd.
Notes to Financial Statements

1.

Due from Related Parties

	2003	2002
Balances due from related parties are as follows:

Balance due from a company controlled by the president, non interest bearing and due on demand.	$ 1,971	$ 1,621
Balance due from a company controlled by the president's spouse, non interest bearing and due on demand.	–	2,454
Balance due from the president of the company, non interest and due on demand	1,543	–

	$ 3,514	$ 4,075

2.

Property and Equipment

	2003		2002
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation

Land	$ 76,556	$ –	$ 62,963	$ –
Industrial condominium	660,234	39,083	543,006	10,858
Equipment	61,708	17,702	45,993	4,599
Furniture and fixtures	49,637	14,896	24,208	7,185
Computer equipment	68,912	33,585	42,858	18,131

	$ 917,047	$ 105,266	$ 719,028	$ 40,773

Net book value		$ 811,780		$ 678,255

3.

Customer List

	2003		2002
	Cost	Accumulated Depreciation	Cost	Accumulated Depreciation

Customer list	$ 19,284	$ 7,714	$ 15,859	$ 3,172

Net book value		$ 11,570		$ 12,687

4.

Bank Indebtedness

	2003	2002

Bank overdraft	$ 55,268	$ 97,822
Demand overdraft facility and operating loan	578,481	107,841

	$ 633,749	$ 205,662

The Company has a maximum revolving credit facility of CAD $750,000 with a Canadian Chartered Bank and is comprised of an overdraft facility of CAD $250,000 and an operating loan of CAD $500,000.  The bank overdraft is due on demand and bears interest at the Bank's prime rate plus 5%, while the operating loan bears interest at the Bank's prime rate plus 1.52%.  The credit facility is secured by a first ranking general security agreement, a first collateral mortgage on the industrial condominium of CAD $465,000, a personal guarantee from the president and his wife of up to CAD $700,000, a collateral second mortgage on the president's principal residence of CAD $100,000, guarantee and postponement of claims from the Chief Executive Officer (CEO) of CAD $250,000 and postponement and assignment of claims by both the president and CEO.

5.

Mortgage Loan

2003	2002

Demand mortgage loan, secured by the industrial condominium described in Note 2, bears interest at the bank's prime rate plus 2.55% per annum, repayable in monthly principal payment of $1,945 plus interest.

$ 236,953	$ 210,920

The agreement with respect to the demand mortgage loan contains a demand feature whereby the bank can demand repayment at any time.  As such, the mortgage loan has been classified as a current liability.

The principal payments for the next five years and thereafter are as follows:

Year	Amount
2004	$ 18,002
2005	18,002
2006	18,002
2007	18,002
2008	18,002
Thereafter	146,943
$ 236,953

6.

Due to Related Parties

Balances due to related parties are as follows:
	2003	2002
Advance from the Chief Executive Officer (CEO) of the Company, non interest bearing with no fixed terms of repayment, subordinated to the bank (see Note 4).	$ 34,709	$ –

Subordinated loan - the amount is due to the CEO and is secured by a promissory note, a third ranking general security agreement, assignment of insurance policy, a second mortgage on the industrial condominium up to CAD $350,000, personal guarantee of the president and his spouse up to CAD $700,000, and a collateral second mortgage on the president's principal residence up to CAD $100,000, bearing interest at 6% per annum, repayable in blended monthly payments of $10,155. The loan is subordinated to the bank (see Note 4)	136,987	–

Loan payable to a company controlled by the president's spouse, non interest bearing and due on demand.	938	–

Loan payable to the president of the Company, non interest bearing with no fixed terms of repayment.	74,691	72,784

	247,325	72,784
Less current portion	117,757	11,355

	$ 129,568	$ 61,429

7.

Share Capital

During the year the Company repurchased 200 common shares for cancellation for cash consideration of $71 and issued two common shares from treasury for cash consideration of $2.  Also see Note 13.

8.

Major Customers

Sales to one (2002 - two) major customer(s) for the year comprises 31% (2002 - 27%) of total sales.

Accounts receivable from the top three customers (2002 - three) comprises 37% (2002 - 49%) of the total trade receivable balance as at December 31, 2003.

9.

Income Taxes

The Company's provision for income taxes is comprised as follows:

	2003	2002

Current	$ 43,653	$ 66,888
Deferred	22,120	22,161

	$ 65,773	$ 89,048

Reconciliation to statutory rates is as follows:
	2003	2002

Income before income taxes	$ 228,530	$ 202,315
Statutory tax rates	41.6%	41.6%
Expected income tax expense	95,114	84,204
Increase (decrease) in taxes resulting from:
Permanent differences	20,878	56,593
Small business and other tax rate reductions	(48,458)	(35,675)
Other	(1,761)	(16,074)

Income tax expense	$ 65,773	$ 89,048

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 are presented below:

	2003	2002
Assets
Investment tax credits	$ 72,465	$ 53,537
Accounting depreciation in excess of tax depreciation	926	444
Other	3,162	1,079
	76,553	55,060
Less: current portion	(42,654)	(38,089)

	$ 33,899	$ 16,971

Liabilities
Income tax depreciation in excess of accounting depreciation	$ 3,085	$ 3,489
Investment tax credits taxable in the future	26,147	15,225
Other	25,608	4,884

	54,840	23,598
Less: current portion	(22,137)	(15,288)
	32,703	8,310
Net deferred income taxes –current	$ 20,517	$ 22,801
– non-current	$ 1,196	$ 8,661

10.

Related Party Transactions

During the year, $nil (2002 - $9,584) in rent was paid to a company controlled by the president's spouse, $16,493 (2002 - $nil) in consulting fees and $8,277 (2002 - $nil) in interest were paid to the CEO.

The transactions are in the normal course of operations and are measured at the exchange value (the amount of consideration established and agreed to by the related parties), which approximates the arm's length equivalent value.

11.

Commitments

The Company has entered into a contract for certain consulting services with a monthly cost of $9,513 until September 2004.

The Company has also entered into an operating lease for its vehicles, computer and office equipment.  The minimum annual lease payments for the next four years are as follows:

Year	Amount
2004	$ 149,981
2005	98,103
2006	40,483
2007	2,007

$ 290,574

12.

Contingencies

The Company is potentially liable for $21,400 relating to a claim by a former employee.  The outcome of the lawsuit is not determinable.

In addition, the Company was assessed by the Ontario Ministry of Finance for uncollected Ontario sales tax on prior years' taxable sales.  The Company may recover the sales tax from customers and administratively, the Ministry would assist the Company in recovering these amounts.  No accrual has been provided for this assessment. To the extent that there is any shortfall, it would be recorded as an expense in the year of determination.  It is management's expectation that the full amount of the sales tax will be recovered from customers.  As of the report date, the outstanding assessment was approximately $35,600.

13.

Subsequent Events

Subsequent to the year end, the Company split its issued and outstanding common shares from 2 shares to 10,000,000 shares and obtained an additional CAD $200,000 in financing.

Subsequent to the close of business on September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd. (“Laurus”) whereby the Company issued to Laurus

(i)

a secured convertible term note (the “Note”) in the amount of $4.5 million,

(ii)

a secured revolving note (together with the Term Note, (the “Notes”)

(iii)

related options to purchase up to 499,999 shares of common stock of the Company at a price of $0.02 per share (the “Option”), and

(iv)

a seven year warrant to purchase up to $750,000 shares of common stock of the Company at a price of $3.45 per share (the “Warrant”).

The loan is secured by all of the assets of the Company.  The principal amount of the Term Note bears interest at the prime rate plus two percent with a minimum rate of six percent. The minimum monthly payment on the Term Note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria.  Laurus has the option to convert the entire principal amount of the Notes, together with interest thereon into shares of the Company's common stock at a conversion price of $3, provided that such conversion does not result in Laurus beneficially owning more than 4.99% of our outstanding shares of common.

The Company granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after completion of the reverse merger transaction.

Creative Vistas, Inc.
Condensed Consolidated Balance Sheet
(Unaudited)

	September 30 December 31
	2004	2003
Assets
Current
Cash	$ 2,812,039	$ –
Accounts receivable, net of allowance for doubtful accounts of $106,385 (2003 – $105,671)	2,526,060	2,113,027
Material and supplies	943,300	714,758
Prepaid expenses	26,523	22,845
Due from related parties	124,854	3,514
Deferred income taxes	35,000	20,517
Income tax recoverable	69,458	–
	6,537,234	2,874,661
Property and equipment	795,682	811,780
Customer list	8,917	11,570
Deferred income taxes	119,689	1,196
	$ 7,461,522	$ 3,699,207

Liabilities and Shareholders' Equity (Deficiency)
Current
Bank indebtedness	$ 2,250,000	$ 633,749
Accounts payable and accrued liabilities	2,119,962	1,957,789
Deferred revenue	343,356	101,059
Income taxes payable	–	40,011
Mortgage loan	–	236,953
Due to related parties	3,699	117,757
	4,717,017	3,087,318
Due to related parties	–	129,568
Convertible notes	27,022	–
Other notes payable	2,061,087	–
	6,805,126	3,216,886
Shareholders' equity (Deficiency)
Share capital
Authorized
100,000,000 number of no par value common shares
Issued
10,000,000 Common shares (2003:2 Common shares)	2	2
Other paid-up capital	4,132,668	–
Retained earnings (Deficits)	(3,476,274)	482,319

	656,396	482,321

	$ 7,461,522	$ 3,699,207

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Statement of Shareholders' Equity

For the nine month period ended September 30, 2004

	Shares	Amount	Accumulated retained earnings (deficit)	Total Stockholders' Equity (Deficit)
Balance as at December 31, 2002	10,000,000	$ 2	$ 482,319	$ 482,321
Other paid-up capital		4,132,668	–	4,132,668
Distributions to shareholders		–	(3,300,000)	(3,300,000)
Net loss for the nine months period ended		–	(645,004)	(645,004)
Other comprehensive income
Foreign currency translation adjustment	-	–	(13,589)	(13,589)

	10,000,000	$ 4,132,670	$(3,476,274)	$ 656,396

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Condensed consolidated Statement of Operations
(Unaudited)

For the three months and nine months ended September 30, 2004 and 2003

	Nine months ended
	September 30, 2004	September 30, 2003
Contract and service revenue
Contract	$ 5,569,946	$ 5,896,198
Service	783,184	629,221
	6,353,130	6,525,419

Cost of sales
Contract	3,313,513	3,726,546
Service	418,563	346,343
	3,732,076	4,072,889

Gross margin	2,621,054	2,452,530

Operating expense
Project	1,087,741	953,293
Selling	733,138	705,179
General and administrative	1,007,395	671,484
	2,828,274	2,329,956

Income (loss) from operations	(207,220)	122,574

Interest on mortgage	10,615	12,332
Interest on shareholder loan	12,935	5,122
Reverse merger and financing cost	607,738	–

Income (loss) before income taxes	(838,508)	105,120

Income taxes (recovery)	(193,504)	27,983
Net income (loss)	(645,004)	77,137

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Condensed consolidated Statement of Cash Flows
(Unaudited)
For the nine months ended September 30, 2004 and 2003

	Nine months ended
	September 30, 2004	September 30, 2003
Cash provided by (used in)
Operating activities
Net income (loss)	$ (645,004)	$ 77,137
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Amortization	2,823	2,623
Depreciation	37,589	35,767
Deferred income taxes	(125,740)	–
Changes in non-cash working capital balances
Accounts receivable	(336,740)	(299,588)
Materials and supplies	(198,311)	29,154
Prepaid expenses	(2,891)	–
Deferred charges	(450,775)	–
Deferred income taxes	–	–
Accounts payable and accrued liabilities	182,921	(104,543)
Bonus payable	–	(52,952)
Income taxes payable	(105,038)	28,049
Deferred revenue	227,500	51,965
	(1,413,666)	(232,388)
Investing activities
Due from related parties	5,000	743
Acquisition of subsidiary	(1,500,000)
Purchase of property and equipment	(964)	(27,099)
	(1,495,964)	(26,356)
Financing activities
Increase in bank indebtedness	1,577,901	112,725
Due to related parties	(366,866)	159,695
Notes payables	248,006	–
Convertible notes	4,500,000	–
Repayment of mortgage principal	(242,813)	(13,067)
Redemption of common shares	–	(71)
Issuance of common shares	–	2
	5,716,228	258,744

Net change in cash and cash equivalents	2,806,598	–
Cash and cash equivalents, beginning of period	5,441	–
Cash and cash equivalents, end of period	2,812,039	–
	$ 23,550	$ 51,450
Cash paid for income taxes	$ 37,278	$ –

The accompanying notes are an integral part of these financial statements

Creative Vistas, Inc.
Summary of Significant Accounting Policies
(Unaudited)

Nature of Business

On September 30, 2004, pursuant to a Stock Purchase Agreement with The Burns Trust, The Navaratnam Trust and AC Technical Systems Ltd.(“ACT”), AC Technical Acquisition Corp., a subsidiary of the Company, acquired all of the issued and outstanding shares of AC Technical from The Burns Trust and The Navaratnam Trust.

A.C. Technical Systems Ltd. (“ACT”) is incorporated under the laws of Ontario and is engaged in the engineering, design, installation, integration and servicing of various types of security systems.  The Company operates under the trade name of AC Technical Systems.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  Inter-company accounts and transactions have been eliminated in consolidation.

Interim Financial Information

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments and reclassifications considered necessary for a fair and comparable presentation have been included and are of a normal recurring nature.  Operating results for the nine-month period ended September  30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.  The accompanying financial statements should be read in conjunction with the Company's most recent audited financial statements.

Accounting Estimates

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities.  The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements.  Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Creative Vistas, Inc.
Notes to Condensed Financial Statements
(Unaudited)

1.

Notes payable

	2004	2003

Promissory notes	$ 1,958,529	$ –

8% convertible promissory notes	102,558	–

	2,061,087	–

In February 2004, the Company issued a series of promissory notes payable at 100% of the face or principal amount in the denomination of CAD $50,000.  The notes mature on February 26, 2007.  Interest is payable monthly and accrues at the rate of 10.5% per annum on the outstanding principal amount on the 26th day of each month.  The principal amount of the notes is repayable in twelve consecutive monthly payments commencing on the March 26, 2006.

In September 2004, the Company issued a convertible promissory note payable at 100% of the face or principal amount of U.S. $100,000.  The note matures on October 15, 2005.  Interest on the note accrues at the rate of 8% per annum, payable monthly.

In September 2004, A.C. Acquisition Corporation issued two promissory notes at 100% of the face or principal amount of $1,800,000.  The notes are non-interest bearing with no fixed term of repayment.

Interest expense recognized for the nine months ended September, 30, 2004 was approximately $9,000 (2003:  nil).

2.

Stockholders' Equity and Stock Warrants

In 2004 the Company issued warrants enabling the holder to purchase 180,000 common shares of the Company's common stock at $1 per common stock and 66,500 common shares of the Company's common stock at $3 per common stock.  The warrants expire five years from the date of issuance.

The warrants were issued in connection with services relating to the financing and reverse acquisition.  The fair market value of the warrants was measured using the Black-Scholes option pricing model with the following weighted average assumptions:  risk free interest rate of 3.5%, expected dividend yield of 0%, volatility of 55%, and expected lives of 5 years.  The fair market value of the warrants of approximately $560,000.  $400,000 has been included in deferred financing costs at September 30, 2004 and will be amortized over the terms of the related loan agreements.

3.

Subsequent Events

On September 30, 2004, the Company entered into a series of agreements with Laurus Master Fund, Ltd. (“Laurus”) whereby the Company issued to Laurus

(i)

a secured convertible term note (the “Term Note”) in the amount of $4.5 million,

(ii)

a secured revolving note (together with the Term Note, the “Notes”),

(iii)

related options to purchase up to 499,999 shares of common stock of the Company at a price of $0.02 per share (the “Option”), and

(iv)

a seven year warrant to purchase up to $750,000 shares of common stock of the Company at a price of $3.45 per share (the “Warrant”).

The loan is secured by all of the assets of the Company.  The principal amount of the Term Note bears interest at the prime rate plus two percent with a minimum rate of six percent. The minimum monthly payment on the Note is $100,000, plus the monthly interest payment, and may be paid in cash, the common stock of the Company or a combination thereof, dependant upon the occurrence of certain criteria.  Laurus has the option to convert the entire principal amount of the Notes, together with interest thereon into shares of the Company's common stock at a conversion price of $3, provided that such conversion does not result in Laurus beneficially owning more than 4.99% of our outstanding shares of common.

We have granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 120 days after completion of the reverse merger transaction

Balance comprises of:
Long term debts	$ 4,500,000
Less:
Deferred financing costs	(899,626)
Discount on note	(1,786,676)
Beneficial convertible features	(1,786,676)
$ 27,022

(c)

The following exhibits are filed as part of this Report:

2.1	Stock Purchase Agreement dated September 29, 2004, by and among Creative Vistas, Inc., The Burns Trust, The Navaratnam Trust and A.C. Technical Acquisition Corp., and AC Technical Systems Ltd.*
2.2

Common Stock Purchase Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Miller Capital Corporation, Tudor Investments LTD Profit Sharing Plan and Sayan Navaratnam, Dominic Burns, Randy Stern and Malar Trust, Inc.*

3.1	Articles of Amendment of Creative Vistas, Inc. as filed with the Arizona Corporation Commission on September 30, 2004*
10.1	Security Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., A.C. Technical Acquisition Corp., and A.C. Technical Systems Ltd.*
10.2	Securities Purchase Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.*
10.3	Secured Convertible Term Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.*
10.4	Secured Convertible Minimum Borrowing Note, dated September 30, 2004 issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.*
10.5	Secured Revolving Note, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.*
10.6.	Common Stock Purchase Warrant, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.*
10.7	Common Stock Option, dated September 30, 2004, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.*
10.8	Registration Rights Agreement, dated September 30, 2004 by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.*
10.9	Master Security Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., certain of its subsidiaries and Laurus Master Fund, Ltd.*
10.10	Stock Pledge Agreement, dated September 30, 2004, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., and each of the undersigned Pledgors*
10.11	Funds Escrow Agreement, dated September 30, 2004, by and among Creative Vistas, Inc., Laurus Master Fund, Ltd., and Loeb & Loeb LLP*
*Previously filed as an exhibit to the Original 8-K

8

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE VISTAS, INC.

Date:  December 13, 2004

By:

/s/ Sayan Navaratnam

         Name: Sayan Navaratnam

         Title: President and Chief Executive Officer

9